STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

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                                                                                     FOR PERIOD ENDED
                                                                                    SEPTEMBER 30, 1999
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     Net earnings available to common ..........................................        $ 5,912,000
                                                                                        ===========


     Average shares outstanding ................................................         12,261,397
Basic net earnings per-share ...................................................             $ 0.48
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     Average shares outstanding ................................................         12,261,397
     Stock options incremental shares ..........................................                791
                                                                                         ----------

          Average shares outstanding, diluted ..................................         12,262,188

Diluted net earnings per-share .................................................             $ 0.48
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Diluted net earnings per-share assuming conversion of preferred stock:
     Net earnings available to common ..........................................        $ 5,912,000
     Preferred stock dividends for the period ..................................        $   208,000
                                                                                        -----------

     Net earnings before preferred stock dividends .............................        $ 6,120,000
                                                                                        ===========

     Average shares outstanding ................................................         12,261,397
     Assumed conversion of preferred stock .....................................            260,000
     Stock options incremental shares ..........................................                791
                                                                                        -----------

     Total .....................................................................         12,522,188
                                                                                        ===========

     Per-share amount (anti-dilutive) ..........................................        $      0.49
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